Exhibit 23.2

CONSENT OF FRESHFIELDS BRUCKHAUS DERINGER LLP AS TO

THE LAW OF ENGLAND AND WALES

We hereby consent to the use of our name under caption “Legal Matters” in the Prospectus that forms part of this Registration Statement on Form F-3 filed by RELX Capital Inc., Reed Elsevier PLC and Reed Elsevier NV.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer LLP

April 24, 2015

London, England